UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 16, 2010

3D SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina, 29730
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (803) 326-3900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On February 16, 2009, the registrant completed a non-material acquisition of the assets and certain of the liabilities of Moeller Design and Development, Inc., a provider of premium precision investment casting services and prototyping for aerospace, medical device and MCAD prototyping applications.

     The registrant launched 3Dproparts(TM), a rapid prototyping and manufacturing service on October 1, 2009. The registrant expects to continue to expand its 3Dproparts(TM) service offerings, from coast to coast as well as globally, by bringing together a wide range of production and additive grade materials and the latest additive and traditional manufacturing systems to enable it to deliver to its customers a broad range of precision plastic and metal parts tools, patterns and assemblies.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated February 16, 2010 regarding acquisition of Moeller Design assets

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: February 16, 2010
	By:	/s/ ROBERT M. GRACE, JR.
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	3D Systems Press Release regarding acquisition of Moeller Design assets